Exhibit 99.2

 Introduction  In Q3, we continued to make progress on our core priorities of growing our community and improving depth of engagement, driving top line revenue growth and diversifying our revenue sources, and building toward our long term vision for augmented reality (AR). Daily active users (DAU) reached 443 million in Q3, an increase of 37 million year-over-year. We continued to deepen engagement with our content platform, with the number of content viewers and total time spent watching content growing year-over-year. The progress we have made with our direct-response (DR) advertising business, and the growth of our Snapchat+ subscription business, contributed to total revenue increasing 15% year-over-year to $1.37 billion. We continued to make meaningful progress with our lower funnel DR business, as total active advertisers more than doubled year-over-year in Q3. In an effort to grow our lower funnel DR business faster, we are innovating on our advertising products, investing in machine learning (ML), and evolving the way that we go to market to better serve our advertising partners. We hosted our annual Snap Partner Summit in Q3, bringing together partners, creators, and Lens developers to introduce a number of new initiatives. We announced a new and simplified version of Snapchat that we believe will further our initiative to grow our community and deepen engagement. We also announced two new ad placements, Sponsored Snaps and Promoted Places, that will provide incremental reach to our advertising partners as they engage with Snapchatters across our service. To further our vision for augmented reality computing, we launched the fifth generation of Spectacles, our AR glasses powered by Snap OS, and introduced a series of generative AI (GenAI) innovations for our AR developer platform. Developers are already building amazing Lenses, and we can’t wait to see the new experiences they create for our community. We believe the rapid pace of innovation set by our team demonstrates the impact of a leaner organizational structure that is more focused on our core strategic priorities. The benefits of our more focused set of priorities is also evident in our financial results where we have cleared a path to generate meaningful Adjusted EBITDA profitability and positive Free Cash Flow, both of which are critical stepping stones to future GAAP profitability. In Q3 specifically, the combination of topline progress and expense discipline translated to $132 million of Adjusted EBITDA and $72 million of Free Cash Flow. Moving forward, we will continue to calibrate our investments carefully to build on our topline momentum, while realizing the operating leverage necessary to drive improved financial performance.  Community  In Q3 we introduced a new and simplified version of Snapchat organized into three core experiences focused on communicating with friends, using the camera, and watching entertaining content. For Snapchatters, this updated layout offers a more personal, relevant, and easy to use interface. For creators, Simple Snapchat unlocks greater discovery and enhances the ability for content to reach new audiences. Currently, there are approximately 10 million Snapchatters using Simple Snapchat across dozens of countries. Broadly speaking, Simple Snapchat is driving the greatest content SNAP INC. | Q3 2024 | INVESTOR LETTER 1

engagement gains among more casual users, which is an important input to community growth and advertising inventory. We are seeing particularly positive impacts on Android devices, including increased time spent with content, increased story views, and more replies to friends' stories, which is an important conversation starter that helps foster close relationships. We are also seeing an increase in content active days on iOS, but the impacts to other top engagement metrics are not yet as broadly positive as on Android due in part to the differences in engagement across these platforms. We are encouraged by this early progress as it reinforces our conviction that this user experience will further our goals of inspiring creation, enhancing communication, and delivering a more engaging content experience. We recognize that any significant change in user experience brings risk of disruption to our community and advertising business. Further, the impact on engagement may vary as we expand our testing to new cohorts. As a result, we will be intently focused on testing and iterating in the months ahead to optimize the experience for our community and our business.



Friends
Wendy
JayJay
Alison
Hansen J.
My AI
Received · 1h
Heather
New Snap · now · 343
Julia K.
New Chat · 12m · 16
Breakfast Club
Opened · 24h
June
Delivered · 36m
Jay Kranada
Received · 5h
Friends
Camera
For You

We are now testing a **New** and **Simplified** version of Snapchat

We continued to make meaningful progress in growing our global community, reaching 443 million DAU in Q3, an increase of 11 million quarter-over-quarter. DAU in North America was 100 million, approximately flat year-over-year, but up quarter-over-quarter as our initiatives to increase user engagement begin to show early signs of progress. DAU in Europe was 99 million, compared to 97 million in the prior quarter and 95 million in the prior year. DAU in Rest of World was 244 million, compared to 235 million in the prior quarter and 211 million in the prior year.

Snapping with friends and family is the core of our service and the primary driver of the continued growth and long-term retention of our global community. In Q3, we introduced new AI-enabled features to inspire creation, spark conversations, and help our community strengthen their relationships through Snapping. For example, we introduced AI in Snapchat Memories, which enables Snapchatters to share AI-generated collages and video mashups with friends. In addition, we announced an expanded strategic partnership with Google Cloud to leverage the multimodal capabilities of Gemini on Vertex AI to power Snapping with My AI, our AI-powered chatbot. In Q3, the number of Snaps sent to My AI in the US more than tripled quarter-over-quarter.

Our content platform continues to strengthen relationships on Snapchat with the number of people sharing Spotlight content with friends up more than 60% year-over-year in Q3. To further deepen content engagement, we are investing in our ML models to improve ranking and personalization. In Q3, we enhanced our Spotlight recommendation system to better represent each Snapchatter's interests and preferences based on historical signals, launched models optimized for new Snapchatters, and deployed multi-modal ML models to improve recognition of video, text, and audio in content submitted by creators. To expand our content supply, we are focused on growing our creator community by supporting them with content creation tools and monetization opportunities. In Q3, we began testing a new AI video generation tool that enables creators to generate engaging videos with a simple text or image prompt. Our efforts to support creators have contributed to the number of creators posting content growing approximately 50% year-over-year in Q3. The combined impact of these initiatives have helped to drive improvements in global time spent watching content, which increased 25% year-over-year

SNAP INC. | Q3 2024 | INVESTOR LETTER 2

and 6% quarter-over-quarter in Q3. In North America, time spent watching content was relatively stable, down 1% year-over-year while increasing 2% quarter-over-quarter. The relatively higher rate of growth outside North America is due in part to the greater mix of content viewing being driven by Spotlight in these regions, as Spotlight reach and depth of engagement continues to grow rapidly across all regions.

Augmented reality continues to inspire creation and drive engagement on Snapchat. More than 375,000 AR creators, developers, and teams from nearly every country in the world have built over 4 million Lenses. For example, our Past and Future Me AI Lens, which enables Snapchatters to transform into their younger and older self, was viewed over 650 million times in Q3. To build on this momentum, we created a number of generative AI capabilities in Lens Studio, including Easy Lens, a new GenAI tool that makes it possible to create an AR experience within minutes. We are also rolling out a slate of new GenAI Suite features in Lens Studio, including new animation tools that automatically blend different animations together to easily generate full 3D characters. The response to our new tools in Lens Studio has been inspiring and reinforces our belief that long-term success in AR requires a vibrant developer and creator ecosystem.


✨My future glow up✨

Past and Future Me AI Lens was viewed over 650 million times in Q3.

We believe our efforts to build a global AR ecosystem are critical to enabling new experiences brought to life through Spectacles. In Q3, we introduced the fifth generation of Spectacles, our see-through, standalone AR glasses that enable developers to use AR Lenses and experience the world together with friends in new ways. Spectacles are powered by Snap OS, our new operating system designed to reflect how people naturally interact – with their hands and voice. Spectacles enable developers to create immersive AR experiences, interact with My AI, browse the internet, or lay out multiple screens to get work done anywhere. AR developers and partners are already creating AR experiences for Spectacles, including BRICKTACULAR BY The LEGO Group, and Peridot, a friendly and unique AR pet from Niantic. We aspire to be the most developer-friendly platform in the world, and we are excited to offer our new generation of Spectacles to developers as an invitation and inspiration to create new experiences.

Looking ahead, we are focused on innovating and enhancing our core product experience while continuing to invest in the future of augmented reality. We believe continued progress on these initiatives is a critical input to serving our community and expanding our long-term monetization opportunity.

Advertising Platform

We continued to make progress on three foundational advertising platform initiatives, including better and larger ML models, improved privacy-safe signals, and more performant ad formats in order to deliver improved campaign performance for our advertising partners. The expansion of 7-0 Optimization to app install and app purchase is driving better performance for advertisers with early results showing cost-per-install decreasing 24% and cost-per-purchase decreasing 27% compared to 28-1 optimization. For example, Nexters, an international game development company and creator of hit title "Hero Wars", leveraged 7-0 optimization for app install and app purchase and saw a 19% increase in installs with an 18% lower cost-per-install and 56% increase in purchases at a 36% lower cost-per-purchase.

SNAP INC. | Q3 2024 | INVESTOR LETTER 3

Recently, we introduced our new Landing Page View optimization goal to help advertisers drive high-quality traffic to their websites. Through improvements in our ML models that optimize for this specific objective, we observed lower cost for some advertisers versus traditional click engagement models. For example, with the guidance of their digital agency Tinuiti, Wrangler leveraged Landing Page View optimization and saw a 34% increase in CPM efficiency and a 380% increase in conversions, leading to a 212% higher ROAS compared to previous benchmarks.


Wrangler
FOR THE RIDE OF LIFE
Wrangler
Wrangler
Wrangler

Wrangler's campaign saw a
212% increase in ROAS
after leveraging Landing Page View

The combination of more performant DR products, go-to-market operations optimized for SMB customers, and easier onboarding and integration tools are helping to rapidly expand our SMB customer base. As a result of these efforts, total active advertisers more than doubled year-over-year in Q3. Today, with our Snap Promote offering, SMBs and creators alike can promote their services, content, or products, reach new audiences, and measure ad performance, all within Snapchat on their mobile devices. We also continue to enhance the advertiser onboarding experience by personalizing and automating the buying process from end-to-end so that SMB's can optimize their campaigns faster and enhance performance. Recently, we launched automated in-flight campaign recommendations, adaptive templates for campaign set-up, and scaled creative editing to further improve our go-to-market strategy for SMBs. For example, US-based cookie franchise Crumbl leveraged our new 7-0 optimization for app install and app purchase and completed their CAPI integration, resulting in a 32% quarter-over-quarter increase in ROAS and a 242% quarter-over-quarter increase in purchases.


crumbl
Crumbl Cookies
Open App

Crumbl's campaign achieved
242% increase in Purchases QoQ
leveraging 7-0 Optimization

We are also focused on reaccelerating upper funnel Brand revenue growth by delivering innovative and performant advertising products, while supporting Brands and Agencies with resources and unique insights. In Q3, we launched First Lens Unlimited, which offers advertisers the first impression of the day in the first slot of the AR Lens Carousel, allowing them to reach our community at greater scale. During testing, First Lens Unlimited drove an average increase of over 35% in incremental impressions for advertising partners. We also launched State-specific First Story, which allows US advertisers to target First Story takeover campaigns to individual states or to reach the entire country with different creative for each state.

We are also experimenting with two new ad placements: Sponsored Snaps and Promoted Places. Importantly, both of these placements are designed to leverage our existing full-screen vertical video Snap Ad format so that advertisers can automate placement across our service without having to develop bespoke creatives. Sponsored Snaps will empower advertisers to communicate visually with the Snapchat community,

SNAP INC. | Q3 2024 | INVESTOR LETTER 4

making the core functionality of Snapchat accessible to advertisers. Promoted Places enables businesses to use the Snap Map to suggest sponsored places of interest to Snapchatters. Sponsored Snaps and Promoted Places will help businesses reach Snapchatters in engaging ways across our differentiated service and we believe these new ad placements will contribute meaningful incremental advertising inventory over time. We are on track to launch Sponsored Snaps and Promoted Places in certain geographies in Q4.

Financials


REVENUE
Q3'23
$1,189M
Q3'24
$1,373M
+15%
year-over-year

In Q3, total revenue was $1.37 billion, up 15% year-over-year and 11% quarter-over-quarter. Advertising revenue was $1.25 billion, up 10% year-over-year, driven primarily by growth from DR advertising revenue, which increased 16% year-over-year. DR ad revenue growth was driven by continued strong demand for our 7-0 Pixel Purchase optimization that was up more than 160% year-over-year, as well as a growing contribution from App Purchase optimization. Brand-oriented advertising revenue was down 1% year-over-year as we continued to see weak demand from certain consumer discretionary verticals including technology, entertainment, and retail. We continued to make progress toward diversifying our revenue sources, with Other Revenue more than doubling year-over-year to reach $123 million in Q3. Other Revenue includes all non-advertising revenue, the majority of which is Snapchat+ subscription revenue, and Snapchat+ subscribers more than doubled year-over-year to exceed 12 million in Q3.

In Q3, North America revenue grew 9% year-over-year, with the relatively lower rate of growth in this region due to the impact of weaker Brand-oriented demand being relatively concentrated in North America. Europe revenue grew 24% year-over-year, as continued progress on our DR ad platform fully offset the impact of more challenging prior year comparisons. Rest of World revenue grew 32% year-over-year, driven by the continued progress with our DR ad platform.

Global impression volume grew approximately 19% year-over-year, driven in large part by expanded advertising delivery within Spotlight and Creator Stories. Total eCPMs were down approximately 7% year-over-year as inventory growth exceeded advertising demand growth in Q3.


GAAP GROSS PROFIT
Q3'23
$633M
Q3'24
$734M


ADJUSTED GROSS PROFIT[1]
Q3'23
$639M
Q3'24
$736M
54%
Adjusted Gross Margin[1]

Adjusted Cost of Revenue was $637 million in Q3, up 16% year-over-year. Infrastructure costs were the largest driver of the year-over-year increase, due in large part to the ramp in ML and AI investments over the past year. Infrastructure cost per DAU was $0.84 in Q3, which is up from $0.81 in the prior quarter, and within our expected range of $0.83 to $0.85. The remaining components of Adjusted Cost of Revenue were $263 million in Q3, or 19% of revenue, which is in line with the prior quarter and at the lower end of our full year cost structure guidance range of 19% to 21%. Adjusted Gross Margin was relatively stable at 54% in Q3, up from 53% in the prior quarter, but in line with 54% in the prior year.

Adjusted Operating Expenses were $604 million in Q3, up 1% year-over-year. Personnel costs decreased 9% year-over-year driven by an 11% year-over-year decline in full time headcount. This was partially offset by higher marketing costs

SNAP INC. | Q3 2024 | INVESTOR LETTER 5

related to our ongoing More Snapchat campaign as well as the impact of our Snap Partner Summit, which occurred in Q3 this year compared to Q2 in the prior year. Increases in legal related costs year-over-year, including the impact of complying with an increasingly complex global regulatory environment, were also a key factor in offsetting lower personnel costs in Q3.

Adjusted EBITDA was $132 million in Q3, up from $40 million in Q3 of the prior year, reflecting higher revenue and operating expense discipline. Adjusted EBITDA flow through — or the share of incremental year-over-year revenue that flowed through to Adjusted EBITDA — was 50% in Q3, as we continue to carefully prioritize our investments to drive topline growth and deliver improved financial performance.

Net loss was $153 million in Q3, compared to a net loss of $368 million in Q3 of the prior year. The $215 million or 58% improvement in net loss year-over-year largely reflects the flow-through of a $92 million improvement in Adjusted EBITDA, a $94 million or 26% reduction in Stock Based Compensation (SBC) and related expenses, and the impact of $19 million of restructuring costs in the prior year. The reduction in SBC, to $266 million in the current quarter, reflects reduced headcount and the diminished impact of refresh equity grants relative to the prior year.

Free Cash Flow was $72 million in Q3 while Operating Cash Flow was $116 million. Over the trailing twelve months, Free Cash Flow was $147 million and Operating Cash Flow was $347 million, as we continue to balance investments with topline growth to deliver sustained positive cash flow. Dilution, or the year-over-year growth in our share count, was 0.6% in Q3, down from 1.9% in the prior quarter. We ended Q3 with $3.2 billion in cash and marketable securities on hand and no debt maturing in the current year, which reflects our ongoing commitment to maintaining a conservative balance sheet with ample liquidity for our operations.


NET INCOME
Q3'23
($368)M
Q3'24
($153)M
ADJUSTED EBITDA[3]
Q3'23
$40M
Q3'24
$132M
50%
Adjusted EBITDA flow-through

Financial Outlook

As we enter Q4, we anticipate continued growth of our global community and our Q4 guidance is built on the assumption that DAU will be approximately 451 million in Q4. We are excited about the potential for Simple Snapchat, Sponsored Snaps, and Promoted Places to contribute to top line growth over time. In particular, we are encouraged by early testing results that show content engagement gains among less frequently engaged users of Snapchat as we believe this can be an important input to impression growth and incremental reach for advertisers. While we believe growth in content engagement and demand for the new ad placements may build over time, many of the changes associated with Simple Snapchat occur immediately as Snapchatters transition to the new user experience, which presents the risk of near term disruption. While we do not currently anticipate a broad roll-out of Simple Snapchat in our most highly monetized markets until Q1 at the earliest, we have now begun limited testing in these markets and may further expand this testing as we move through Q4. In addition, upper funnel advertising from large enterprise clients has historically been an important component of demand in Q4, and this portion of the business has been underperforming our overall ads business in recent quarters. Given these factors, our Q4 guidance range for revenue is $1.510 billion to $1.560 billion, implying year-over-year revenue growth of 11% to 15%.

SNAP INC. | Q3 2024 | INVESTOR LETTER 6

From a cost structure perspective, we are tracking well against our full year cost structure guidance. For Infrastructure, our guidance was for quarterly costs of $0.83 to $0.85 per DAU. We hit the mid-point of this range in Q3, and with growing ML and AI capacity utilization being partially offset by the benefit of recent pricing improvements, we anticipate being nearer the top end of this range in Q4. For all Other Cost of Revenue, our guidance range was 19% to 21% of revenue. We came in at the low end of this range in Q3, and anticipate being within the range again in Q4. For Adjusted Operating Expenses we provided full year guidance of $2.425 billion to $2.525 billion. In Q3 our annualized run rate was consistent with the low end of this range, and with modest sequential growth forecasted for Q4, we expect to be near the low end of the range for the full year. For SBC and related expenses, we guided for a range of $1.13 billion to $1.20 billion for the full year. In Q3, the annualized run rate of our SBC expense was below the low end of this range. We anticipate modest sequential growth in SBC expense in Q4 and therefore anticipate we will come in 4% to 5% below the low end of our guidance range for the full year. Given the revenue range above, and the progress we have made to optimize our cost structure, we estimate that Adjusted EBITDA will be between $210 million and $260 million in Q4. Given the strength of our balance sheet, our progress towards sustained free cash flow generation, and our desire to opportunistically manage our share count for the benefit of our long term shareholders, we have authorized a new share repurchase program in the amount of $500 million. As we move forward, we will remain focused on prioritizing our investments carefully to drive topline growth alongside improved financial performance. 1. Adjusted Gross Profit is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue. Adjusted Gross Margin is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue divided by GAAP revenue. Adjusted Cost of Revenue is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. 2. Adjusted Operating Expenses is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. 3. Adjusted EBITDA is a non-GAAP measure, which we define as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. See Appendix for reconciliation of net loss to Adjusted EBITDA. 4. Free Cash Flow is a non-GAAP measure, which we define as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. See Appendix for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow. SNAP INC. | Q3 2024 | INVESTOR LETTER 7

SNAP INC. | Q3 2024 | INVESTOR LETTER 8

Forward Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this letter, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this letter. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this letter primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s periodic report that will be filed with the SEC for the period covered by this letter and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this letter are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events or conflicts and macroeconomic conditions, except as required by law. Non-GAAP Financial Measures To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA. We use other non-GAAP financial measures such as Adjusted Cost of Revenue and Adjusted Operating Expenses. These measures are defined as their respective GAAP expense line items, excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We use the non-GAAP financial measure of Adjusted Gross Profit, which we define as GAAP revenue less Adjusted Cost of Revenue. We use the non-GAAP financial measure of Adjusted Gross Margin, which we define as GAAP revenue less Adjusted Cost of Revenue divided by GAAP revenue. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure. We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” included as an Appendix to this letter. Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries. SNAP INC. | Q3 2024 | INVESTOR LETTER 9

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, unaudited) 1. Adjusted Gross Profit is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue. Adjusted Cost of Revenue is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. Adjusted Gross Margin is a non-GAAP measure, which we define as GAAP revenue less Adjusted Cost of Revenue divided by GAAP revenue. 2. GAAP Operating Expenses is defined as total costs and expenses, as reported on our consolidated statements of operations, minus GAAP cost of revenue. 3. Adjusted Operating Expenses is a non-GAAP measure and excludes stock-based compensation expense, payroll and other tax expense related to stock-based compensation, depreciation and amortization, and certain other items impacting net income (loss) from time to time. SNAP INC. | Q3 2024 | INVESTOR LETTER 10

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, unaudited) 1. For the three months ended September 30, 2023 and December 31, 2023, charges relating to the wind down of our AR Enterprise business were composed primarily of cash severance, stock-based compensation expense, and charges related to the revision of the useful lives and disposal of certain acquired intangible assets. Additionally, we recognized an income tax benefit of $6 million in the three months ended December 31, 2023 relating to the wind down, which is included in the income tax (benefit) expense line item above. For the three months ended March 31, 2024 and June 30, 2024, charges relating to the 2024 restructuring were composed primarily of cash severance and stock-based compensation expense. These charges are not reflective of underlying trends in our business. 2. Adjusted EBITDA is a non-GAAP measure, which we define as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. 3. Free Cash Flow is a non-GAAP measure, which we define as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. SNAP INC. | Q3 2024 | INVESTOR LETTER 11